Exhibit 99.1

Altaba Inc.

Unaudited Consolidated Statement of Assets and Liabilities

(in thousands, except per share amounts)

	September 30, 2017	June 30, 2017
ASSETS
Cash	$362	$100
Receivable for investment securities sold	55,000	—
Interest receivable	21,507	24,663
Unaffiliated investments, at value including:	8,146,181	9,533,384
Marketable securities, $7,694,468 as of September 30, 2017
Equity securities and call options, $451,713 as of September 30, 2017
Affiliated investments	75,991,399	62,960,559
Investment in controlled affiliate	675,000	665,000
Other assets	146,901	190,556

Total assets	$85,036,350	$73,374,262

LIABILITIES
Convertible notes	$1,352,129	$1,334,506
Deferred tax liabilities on unrealized appreciation	27,669,083	22,922,332
Deferred and other tax liabilities	494,711	504,576
Written warrants (premiums received $124,775)	271,496	127,879
Other liabilities	110,317	186,388

Total liabilities	$29,897,736	$25,075,681

Net assets	$55,138,614	$48,298,581

Shares outstanding	873,378,068	895,115,453
NAV per share	$63.13	$53.96

Shares outstanding rollforward:
Shares outstanding at June 30, 2017	895,115,453
Share repurchases	(25,458,140)
Shares issued for option exercises(*)	3,720,755

Shares outstanding at September 30, 2017	873,378,068

(*)	The exercise period for stock options ended on September 13, 2017.